Exhibit 10.15(c)

Execution Version

CAPITAL INCREASE AGREEMENT

between

WISCO WUHAN JIANGBEI IRON AND STEEL LTD.

and

WRCA HONG KONG HOLDING COMPANY LIMITED

for

WISCO WIRECO WIRE ROPE CO., LTD.

Dated as of May 4, 2011

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	OTHER DEFINED TERMS	3
3.	CAPITAL CONTRIBUTION	4
4.	REPRESENTATIONS AND WARRANTIES	6
5.	TERMINATION	7
6.	GOVERNING LAW	8
7.	MISCELLANEOUS	8

APPENDIX 1         LIST OF LOAN AGREEMENTS

Execution Copy

THIS CAPITAL INCREASE AGREEMENT (this “Agreement”) is entered into as of May 4, 2011 by and between:

WISCO WUHAN JIANGBEI IRON AND STEEL LTD., a limited liability company duly incorporated and existing under the laws of the People’s Republic of China (“China” or the “PRC”), with its legal address at Te No. 1 Binjiang Avenue, Yangluo Economic Development Zone, Wuhan, Hubei, the PRC (“Party A”); and

WRCA HONG KONG HOLDING COMPANY LIMITED, a limited liability company duly incorporated and existing under the laws of Hong Kong, with its registered address at Suite 910B, 9/F, Kinwick Centre, 32 Hollywood Road, Central, Hong Kong (“Party B”).

Each of Party A and Party B is referred to hereinafter as a “Party” and collectively as the “Parties.”

WHEREAS:

(A)	On June 30, 2006, the Parties established WISCO WireCo Wire Rope Co., Ltd., a Chinese-foreign equity joint venture company in Wuhan, Hubei Province, the PRC (the “Company”).

(B)	In light of the funding needs of the Company for its future development, the Parties wish to increase the Company’ s registered capital (the “Registered Capital”) from US$50,000,000 to US$65,000,000 with the additional capital in the amount of US$15,000,000 to be contributed by Party B (the “Capital Increase”). On the basis of the appraisal report in respect of the enterprise value of the Company prepared and issued by Deloitte Touche Tohmatsu, a duly authorized appraisal firm of the PRC, on January 31, 2011 and through friendly consultation, the Parties agree that the Company’s current equity value is US$37,500,000. Accordingly, upon the completion of the Capital Increase by Party B, Party A’s Equity Interest in the Company will be reduced to 35% and Party B’s Equity Interest in the Company will be increased to 65%.

NOW, THEREFORE, The Parties hereby agree as follows:

1.	Definitions

1.1.	In this Agreement, unless the context otherwise specifies, the following terms shall have the meanings set forth below:

(a)	“Affiliate” of a Person (the “Relevant Person”) means any other Person directly or indirectly Controlling, Controlled by or under common Control with the Relevant Person.

(b)	“Amended Business License” means the amended business license of the Company issued by the SAIC after the Approval Date reflecting the Capital Increase.

(c)	“Approval Date” means the date of issuance of a document by the Examination and Approval Authority approving the Capital Increase, this Agreement, the JVC Amendment Agreement and the Articles Amendment Agreement, and without making any substantive amendments thereto.

(d)	“Articles Amendment Agreement” means the Amendment to the Articles of Association, dated the date hereof, by and between the Parties.

(e)	“Articles of Association” means the Articles of Association of the Company as agreed by the Parties on June 12, 2006, as amended by the Articles Amendment Agreement.

(f)	“Business Scope” means the business scope of the Company, being “to primarily engage in the manufacturing, marketing and sale of wire ropes; and to provide after-sales service to customers of the Company”.

(g)	“Company Approvals” means all rights, licenses, permits, approvals, waivers, consents and authorizations that are necessary for the Company to engage in the activities specified in the Business Scope and the other business activities contemplated in this Agreement.

(h)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and includes:

(i)	ownership, directly or indirectly, of 50% or more of the shares in issue or other equity interests of such Person;

(ii)	possession, directly or indirectly, of 50% or more of the voting power of such Person; or

(iii)	the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such Person,

and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

(i)	“Equity Interest” means the equity interest held by each Party in the Registered Capital.

(j)	“Equity Joint Venture Contract” means the Equity Joint Venture Contract, dated June 12, 2006, by and between the Parties, as amended by the JVC Amendment Agreement.

(k)	“Examination and Approval Authority” means the Ministry of Commerce of the PRC or its relevant local counterpart that is legally authorized to approve the Capital Increase, this Agreement, the JVC Amendment Agreement and the Articles Amendment Agreement pursuant to Law.

(l)	“JVC Amendment Agreement” means the Amendment to the Equity Joint Venture Contract, dated the date hereof, by and between the Parties.

(m)	“Law” means all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self-regulatory body, including any ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment.

(n)	“Loan Agreements” mean, collectively, all loan agreements entered into by the Company which remain in full force and effect as of the date hereof, a list of which is attached as Appendix 1 hereto.

(o)	“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department thereof, or any other entity.

(p)	“Relevant Contracts” means, collectively, the Land Use Right Transfer Contract, the Technology License and Support Contract, the Trademark License Contract, the Utilities Supply Contract, the Raw Materials Supply Contract, the Sales Agency Contract and the Exclusive Distribution Agency Contract, each in a form agreed by the Parties.

(q)	“SAIC” means the State Administration of Industry and Commerce of the PRC or its local branches as appropriate to the context.

(r)	“US Dollars” or “US$” means United States Dollars, the lawful currency of the United States of America.

2.	Other Defined Terms

2.1.	The following terms shall have the meanings defined in the Section indicated:

“Additional Capital Contribution”	Section 3.1(a)
“Additional Contribution Notice”	Section 3.3
“Agreement”	Preamble
“Capital Increase”	Recitals
“China” or the “PRC”	Preamble
“Company”	Recitals
“Initial WireCo Contribution”	Section 3.1(b)
“Jiangbei Additional Contribution”	Section 3.3
“Party” or “Parties”	Preamble
“Party A”	Preamble
“Party B”	Preamble
“Registered Capital”	Recitals
“Remaining WireCo Contribution”	Section 3.1(b)

2.2.	The following principles for interpretation shall apply:

(a)	Any reference to a “company” in this Agreement shall be to a company or legal person entity incorporated in any relevant jurisdiction.

(b)	Any reference to a “director” in this Agreement shall include reference to a proxy or proxy director (if relevant).

(c)	Headings set forth in this Agreement shall not affect the interpretation or construction of this Agreement.

(d)	“Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)	References to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits.

(f)	Each attachment and appendix hereunder shall constitute an integral part of this Agreement.

(g)	Any reference to the Laws of the PRC shall mean the Laws of the Mainland China.

3.	Capital Contribution

3.1.	Party B’s Contribution

(a)	The contribution to the Registered Capital subscribed by Party B shall be increased from US$25,500,000 to US$40,500,000, increasing its Equity Interest from 51% to 65%. Party B has already contributed US$25,500,000 in cash to the Registered Capital. Subject to Sections 3.1(b) and 3.2, Party B shall make an additional contribution to the Registered Capital, being US$15,000,000 (the “Additional Capital Contribution”), in cash in US Dollars.

(b)	Subject to Section 3.2, 20% of the Additional Capital Contribution (the “Initial WireCo Contribution”) shall be paid within thirty (30) days after the Approval Date, and the remaining balance (the “Remaining WireCo Contribution”) shall be paid within ten (10) days after the condition set forth in Section 3.2(b) has been satisfied or waived in writing by Party B.

3.2.	Conditions to Party B’s Contributions

(a)	Party B shall not be obligated to make the Initial WireCo Contribution to the Registered Capital until each of the following conditions has been satisfied or waived in writing by Party B:

(i)	following execution by the Parties, this Agreement, the JVC Amendment Agreement and the Articles Amendment Agreement and other relevant documents have been approved by the Examination and Approval Authority without substantive amendments thereto;

(ii)	the Company has received all the Company Approvals;

(iii)	Party A or its Affiliate has executed each of the Relevant Contracts to which it is a party;

(iv)	the Company has secured working capital and equipment financing commitments on terms satisfactory to the Parties;

(v)	there has been no breach of any provision of this Agreement, the JVC Amendment Agreement and the Articles Amendment Agreement by Party A; and

(vi)	Each Loan Agreement has been amended, supplemented or restated to the satisfactory of both Parties.

(b)	Party B shall not be obligated to make the Remaining WireCo Contribution to the Registered Capital until the following condition has been satisfied or waived in writing by Party B:

(i)	the Amended Business License has been issued without altering in any material respects the Business Scope.

(c)	The Parties shall make all reasonable efforts to ensure the fulfillment of each of the conditions set forth in Section 3.2 as soon as possible after the execution of this Agreement. Such reasonable efforts shall include taking all measures to be taken by the relevant Party as soon as possible, which are necessary or required for obtaining the Company Approvals (including delivery of notices, registration and filing).

3.3.	Party A’s Co-Contribution Right

Within twelve (12) months after the date hereof, Party A shall have the right, but not the obligation, to contribute an amount equal to US$14,411,764 to the Registered Capital (the “Jiangbei Additional Contribution”) on the same basis as Party B such that the total Registered Capital of the Company shall be increased to US$79,411,764 and the Equity Interest in the Company to be held by Party A and Party B, respectively, upon completion of the Jiangbei Additional Contribution shall return to 49% and 51%. Party A may exercise such right to contribute the Jiangbei Additional Contribution by giving a written notice (the “Additional Contribution Notice”) to the Company and Party B within such twelve (12) months period. Upon receipt of the Additional Contribution Notice, each of Party A and Party B shall, and shall cause the Company to, amend the Equity Joint Venture Contract and the Articles of Association to reflect (a) the increase in the Registered Capital, (b) the changes to the Equity Interest and the percentage ownership of Party A and Party B upon completion of the Jiangbei Additional Contribution and (c) the timing for the Jiangbei Additional Contribution. Party A agrees that it shall pay the Jiangbei Additional Contribution in cash in Renminbi in one lump sum within thirty (30) days after receipt of the approval by the Examination and Approval Authority of such increase in the Registered Capital and the changes to the percentage ownership of Party A and Party B. No other changes to the Equity Joint Venture Contract or the Articles of Association shall be made unless otherwise agreed by and between the Parties.

4.	Representations and Warranties

4.1.	Each Party represents, warrants and covenants to the other Party, with respect to itself, as follows:

(a)	Such Party is a company duly organized, validly existing and in good legal standing as an independent legal person under the Laws of the jurisdiction of its incorporation, and has the corporate power and lawful authority to conduct its business in accordance with its business license, articles of association, company ordinance or other similar corporate constitutional documents;

(b)	Such Party has the full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder;

(c)	This Agreement has been duly authorized, executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Party and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of such Party enforceable against it in accordance with its terms and pursuant to legal procedures;

(d)	Neither the execution of this Agreement nor the performance of such Party’s obligations hereunder will conflict with, or result in a breach of or constitute a default under any provisions of the business license, resolutions of the shareholders’ meetings or the board of directors, certificate of incorporation, articles of association, company ordinance or similar constitutional documents of such Party, as the case may be, or any law, regulation, rule, authorization or approval of any government agency or authority or any contract or agreement to which such Party is a party or by which it is bound;

(e)	As of the date of this Agreement, there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Party, threatened against such Party with respect to the subject matter of this Agreement or that would negatively affect in any way such Party’s ability to enter into or perform this Agreement, and if any such lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation should come to the knowledge of such Party after the date of this Agreement it shall promptly notify the other Party and provide the other Party with detailed information with respect to such matter;

(f)	All documents, statements and information of, or derived from, any governmental body in the possession of such Party relating to the transactions contemplated in this Agreement have been disclosed to the other Party or will be promptly disclosed to the other Party to the extent that they first come to the attention to such Party after the date of this Agreement, and no document previously provided by such Party to the other Party contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading; and

(g)	Such Party has procured all requisite permits and approvals from the relevant governmental departments to cooperate with the Company and the other Party in accordance with the provisions of this Agreement and that such permits and approvals shall be valid and in full force and effect.

5.	Termination

5.1.	Effective Date; Termination

This Agreement shall become effective upon execution hereof by the Parties and shall continue in force until terminated in accordance with Section 5.2.

5.2.	Termination on or before the Initial WireCo Contribution

This Agreement may be terminated on or prior to the injection of the Initial WireCo Contribution into the Registered Capital as follows:

(a)	at the election of Party B, if any one or more of the conditions set forth in Section 3.2(a) has not been fulfilled on or prior to ; or

(b)	by mutual written consent of both Parties.

5.3.	Termination after the Initial WireCo Contribution

This Agreement may be terminated after the injection of the Initial WireCo Contribution into the Registered Capital but prior to the injection of the Remaining WireCo Contribution as follows:

(a)	at the election of Party B, if the condition set forth in Section 3.2(b) has not been satisfied within forty (40) days after the Approval Date; or

(b)	by mutual written consent of both Parties.

5.4.	Effect of Termination

(a)	If this Agreement is terminated pursuant to Section 5.2, this Agreement shall become void and of no further force and effect, and no Party shall have any liability to another Party in respect of a termination of this Agreement other than any liability resulting from a Party’s breach of this Agreement.

(b)	If this Agreement is terminated pursuant to Section 5.3, then Party B shall have no further obligation to make the Remaining WireCo Contribution, and the Company shall, and the Parties shall cause the Company to, repay to Party B the Initial WireCo Contribution within ten (10) days after the termination of this Agreement by wire transfer of immediately available funds to the account designated by Party B in writing. After Party B has been repaid the Initial WireCo Contribution in accordance with this Section 5.4(b), the Parties shall apply to the relevant governmental authorities to withdraw the application for any approvals or registrations in connection with the Capital Increase and take any and all other actions required to unwind the transactions contemplated hereby.

5.5.	Rights of Each Party

Any right of termination convened upon each Party under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to such Party.

5.6.	Survival

If this Agreement is terminated in accordance with Section 5.2 or 5.3, it shall become void and of no further force and effect, except for the provisions of Sections 6, 7 and this Section 5.6; provided that such termination shall, unless otherwise agreed upon by the Parties, be without prejudice to the rights of any Party in respect of a breach of this Agreement prior to such termination.

6.	Governing Law

The formation, validity, interpretation, performance, modification and termination of this Agreement and settlement of disputes under this Agreement shall all be governed by the officially published and publicly available Laws of the PRC. When the officially published and publicly available Laws of the PRC do not cover a certain matter, international legal principles and practices shall apply.

7.	Miscellaneous

7.1.	Amendment

Amendments to this Agreement may only be made by a written agreement signed by each Party in both Chinese and English texts, each of which shall have equal validity and legal effect.

7.2.	Costs and Expenses

The costs and expenses incurred by each Party in connection with the preparation and negotiation of this Agreement and its performance under this Agreement or the consummation of the transactions contemplated hereby, including all fees and expenses of the Parties’ agents, representatives, legal advisors and accountants, shall be borne by such Party.

7.3.	Incorporation by Reference

Sections 22 (Dispute Resolution), 23.3 (Language), 23.4 (Notices), 23.5 (Address and Fax Number for Notices), 23.6 (Entire Agreement), 23.7 (Waiver), 23.8 (Severability), 23.9 (No-assignment) and 23.10 (Counterparts) of the Equity Joint Venture Contract are hereby incorporated into this Agreement and shall apply mutatis mutandis to this Agreement.

[The remainder of this page is intentionally left blank.]

The Parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.

Party A:	Party B:

WISCO Wuhan Jiangbei Iron and Steel Ltd.	WRCA Hong Kong Holding Company Limited

Signature: /s/ Zhao Changxu	Signature: /s/ Ira Glazer
Name: Zhao Changxu	Name: Ira Glazer

Appendix 1

List of Loan Agreements

Loan Schedule				Updated March 31, 2011
Bank	Loan Usage	Amount	Term (Year)	Start Date (Y-M-D)	Expiry Date (Y-M-D)	Pledged	Category
SPDB	Project	40,000,000	6	2007/6/7	2013/6/5	Yes	Term loan
SPDB	Project	40,000,000	6	2007/12/10	2013/12/9	Yes	Term loan
SPDB	Project	70,000,000	5	2007/12/29	2012/12/28	Yes	Term loan
SPDB	Equipment	20,000,000	6	2008/3/25	2013/6/5	Yes	Term loan
SPDB	Equipment	30,000,000	5	2008/3/28	2013/3/27	Yes	Term loan
SPDB	Project	30,000,000	4	2008/5/16	2012/5/15	Yes	Term loan
SPDB	Project	25,000,000	5	2008/6/24	2013/6/4	Yes	Term loan
SPDB	Project	20,000,000	5	2008/6/30	2013/6/4	Yes	Term loan
SPDB	Project	30,000,000	5	2008/7/17	2013/6/4	Yes	Term loan
SPDB	Project	15,000,000	5	2008/8/4	2013/6/4	Yes	Term loan
SPDB	Project	20,000,000	5	2008/8/20	2013/6/4	Yes	Term loan
SPDB	Equipment	22,000,000	5	2008/9/12	2013/6/4	Yes	Term loan
SPDB	Project	9,000,000	5	2008/10/8	2013/6/4	Yes	Term loan
SPDB	Project	16,000,000	5	2008/10/17	2013/6/4	Yes	Term loan
SPDB	Project	6,000,000	5	2008/12/1	2013/6/4	Yes	Term loan
SPDB	Project	12,000,000	5	2008/12/9	2013/6/4	Yes	Term loan
SPDB	Project	30,000,000	5	2009/1/15	2013/6/4	Yes	Term loan
SPDB	Project	10,000,000	5	2009/2/27	2013/6/4	Yes	Term loan
SPDB	Project	40,000,000	4	2009/3/10	2013/6/4	Yes	Term loan
SPDB	Project	10,000,000	4	2009/3/30	2013/6/4	Yes	Term loan
SPDB	Project	5,000,000	4	2009/6/29	2013/6/4	Yes	Term loan
SPDB	Project	5,000,000	4	2009/8/21	2013/6/4	Yes	Term loan
SPDB	Project	5,400,000	4	2009/8/4	2013/6/4	Yes	Term loan
SPDB	Project	2,000,000	4	2009/9/17	2013/6/4	Yes	Term loan
CITIC	Equipment	20,000,000	3	2008/11/11	2011/11/10		Revolver (term loan due within 1 year)
CITIC	Working Capital	28,000,000	2	2011/2/22	2013/2/21		Term loan

CITIC	Working Capital	25,000,000	3	2011/2/23	2014/2/22	Term loan
CITIC	Working Capital	27,000,000	3	2011/2/24	2014/2/23	Term loan
BOCom	Project	20,000,000	2	2009/6/12	2011/5/24	Revolver (term loan due within 1 year)
BOCom	Project	30,000,000	2	2010/12/14	2012/12/14	Term loan
BOCom	Project	10,000,000	2	2010/1/17	2013/1/17	Term loan
BOCom	Working Capital	40,000,000	2	2011/3/10	2013/3/9	Term loan
Sub-Total		712,400,000
SPDB	Working Capital	5,000,000	1	2010/12/7	2011/12/6	Revolver
SPDB	Working Capital	10,000,000	1	2010/6/13	2011/6/12	Revolver
SPDB	Working Capital	10,000,000	1	2010/7/27	2011/7/26	Revolver
SPDB	Working Capital	5,000,000	1	2010/8/9	2011/8/8	Revolver
SPDB	Working Capital	20,000,000	1	2010/9/20	2011/9/19	Revolver
SPDB	Working Capital	5,000,000	1	2010/11/11	2011/11/10	Revolver
BOCom	Working Capital	10,000,000	1	2010/6/28	2011/5/24	Revolver
BOCom	Working Capital	3,200,000	1	2010/7/20	2011/5/24	Revolver
BOCom	Working Capital	20,000,000	1	2010/9/8	2011/9/8	Revolver
BOCom	Working Capital	19,900,000	1	2010/9/25	2011/9/25	Revolver
BOCom	Working Capital	9,800,000	1	2010/11/10	2011/11/10	Revolver
BOCom	Working Capital	6,000,000	1	2010/11/24	2011/11/24	Revolver
BOCom	Working Capital	15,000,000	1	2010/7/22	2011/5/24	Revolver
BOCom	Working Capital	8,000,000	1	2011/3/29	2012/3/28	Revolver

CIB	Working Capital	20,000,000	1	2010/12/29	2011/12/28	Revolver
CIB	Working Capital	10,000,000	1	2011/1/11	2012/1/11	Revolver
CIB	Working Capital	30,000,000	1	2011/2/10	2012/2/10	Revolver
BOC	Working Capital	25,000,000	1	2010/9/21	2011/9/21	Revolver
BOC	Working Capital	15,000,000	1	2010/10/25	2011/10/25	Revolver
BOC	Working Capital	20,000,000	1	2010/11/3	2011/11/3	Revolver
BOC	Working Capital	40,000,000	1	2011/2/1	2012/2/1	Revolver
Sub-Total		306,900,000
Total		1,019,300,000

Credit Line Summary
Bank	Credit Line	Loan Withdrawn	LOC Issued	Net Available	Loan Expiration Date	Credit Line Expires
BOCom	200,000,000	(191,900,000)	(7,148,439)	951,561	May 2011-Mar 2013	Sep 1, 2012
BOC	100,000,000	(100,000,000)		—	Sep 2011-Feb 2012	Feb 23, 2011 Under renewal
CIB	60,000,000	(60,000,000)		—	Dec 2011-Feb 2012	Dec 22, 2011
CITIC	100,000,000	(100,000,000)		—	Nov 2011-Feb 2014	RMB20M- Nov 2012, RMB28M- Feb 2013, RMB52M- Feb 2014
SDPB	575,000,000	(567,400,000)	(383,317)	7,216,683	Jun 2011-Dec 2013	Under restructuring

TOTAL	1,035,000,000	(1,019,300,000)	(7,531,756)	8,168,244